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                                                                    EXHIBIT 10.8

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                         OFFICE BUILDING LEASE AGREEMENT
                             (FIVE CORPORATE CENTRE)

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
LEASE DATE:      December 31, 1999

LANDLORD:        Crescent Resources, Inc., a South Carolina corporation

NOTICE           Post Office Box 1003 [zip code 28201-1003] (If delivered by mail)
ADDRESS OF       400 South Tryon Street, Suite 1300 [zip code 28202] (If personally
LANDLORD:        delivered or delivered by overnight delivery service or telegram)
                 Charlotte, North Carolina
                 Attention:       Treasurer              Telephone: (704) 382-8009
                                                         Facsimile: (704) 382-6385

TENANT:          BlueStar Communications, Inc.

NOTICE           BlueStar Communications, Inc.           (After Lease Commencement
ADDRESS OF       401 Church St., Suite 2400              Address will be Suite 600 of
TENANT:          Nashville, TN 37214                     Five Corporate Centre)

                 Attention: Norton Cutler, Esq.          Telephone: (615) 255-2100
                                                         Facsimile: (615) 346-3875
TENANT'S
CONTACT
PERSON:          Norton Cutler                           Telephone: (615) 255-2100
                                                         Facsimile: (615) 346-3877

BUILDING:        Six (6) story office building known as Five Corporate Centre located on the Land at 801 Crescent Centre Drive, Franklin, Williamson
                 County, Tennessee 37067.

LAND:            That certain tract or parcel of land located in Franklin, Williamson
                 County, Tennessee, and described on Exhibit A attached hereto and incorporated herein by reference.

PREMISES:        Suites 500 and 600 in the Building, as more particularly described on Exhibit B attached hereto and incorporated herein by reference.

NOC
PREMISES:        As shown on exhibit B (4959 square feet)

PREMISES         48,064 square feet located on the following floor(s) in the Building
RENTABLE         and a prorata portion of the common area of such Floors and the
AREA:            Building: Floor Six and a portion of the Floor Five measured in accordance with ANSI/BOMA Z65.1-1996).
                 Common Area factor for multi-tenant floors is 13.5%.
BUILDING         151,833 square feet (measured in accordance with ANSI/BOMA
RENTABLE         Z65.1-1996)
AREA:

LEASE            TERM: Five (5) years and four (4) months, beginning on the Commencement
                 Date. Provided, however, if the Commencement Date is any day other than the first day of a calendar month, the Lease Term shall be extended automatically until midnight on the last day of the calendar month in which the Lease Term otherwise would expire.

RENEWAL          Tenant may renew the Term of this Lease for two (2) five (5) year
TERMS:           terms or one (1) one (1) year term at the end of the original term only upon compliance with the following conditions:
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                     a.   Tenant must give notice of renewal (the "Renewal Notice") to
                          Landlord at least 180 days prior to beginning of a Renewal
                          Term.

                     b.   No Event of Default by Tenant that is not cured within
                          applicable notice and cure periods may exist at the time of giving of the Renewal Notice and/or the beginning of the
                          Renewal Term.

                     c.   Lease must be in full force and effect at the time of the giving of the Renewal Notice and/or the beginning of the Renewal Term.

                     d.   All terms and conditions of original five (5) year term shall apply to each Renewal Term except the Rent shall be as set forth in Exhibit D.

TERM
COMMENCEMENT              May 1, 2000 (but subject to extension as set forth in Section
DATE:                     Two of this Lease)

RENT
COMMENCEMENT
RENT                 September 1, 2000 (intended to be four (4) months [the "Nonpayment
                     Period"] immediately following the Term Commencement Date unless
                     Tenant Delay Factors exist). The Non-payment Period may also be reduced pursuant to Section 2(a) and 2(e)(1) of the Lease.

BASE RENT:           As set forth on Exhibit D.

BASE RENT
ADJUSTMENTS:         As set forth in Exhibit D.

OPERATING
EXPENSE
BASE YEAR:           Year 2000

ELECTRICAL
EXPENSE STOP:        ($0.65) multiplied by the Building Rentable Area, which is a part of the Operating Cost Expense Stop.
ADVANCE
BASE RENTAL
PAYMENT:             N/A.

SECURITY
DEPOSIT:             N/A.

TENANT'S
PROPORTION-
ATE SHARE:           Premises Rentable Area / Building Rentable Area = 31.65%

TENANT
IMPROVEMENT
ALLOWANCE:           $18.00 per rentable square foot contained in the Premises.

TENANT PLANS
AND SPECIFIC-        Plan Submission Deadline: Tenant agrees to cause the construction
ATIONS:              plans for the Tenant Improvements, excluding the NOC) to be submitted to Landlord's engineers not later than January 7, 2000.
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                     NOC Plan Submission Deadline: Tenant agrees to cause the
                     Construction Plans for the Tenant Improvements for its Network
                     Operating Center (the "NOC") to be submitted to Landlord's engineers not later than February 7, 2000.



PARKING
RATIO: Five (5) space(s) per 1,000 rentable square feet contained in the Premises.

BROKER:              Trammell Crow Company
                     155 Franklin Road - Suite 225
                     Brentwood, TN 37027
                     Agent: Rick Helton

The foregoing summary (the "Lease Summary") is hereby incorporated into and made a part of the Lease Agreement. In the event, however, of a conflict between the terms of the Lease Summary and the terms of the Lease Agreement, the former shall control.

Initial: ____ (For Landlord)

Initial: ____ (For Tenant)
                                                          crescent\bluestar.lse


                                      LEASE

1.       LEASE OF PREMISES.

         Landlord (as set forth in the Lease Summary), for and in consideration of payment of the Rent and the covenants herein to be performed by Tenant (as set forth in the Lease Summary), does hereby lease unto Tenant and Tenant does hereby lease from Landlord the Premises upon the following terms and conditions.

2.       TERM.

         (a) The Term of this Lease shall commence on the Term Commencement Date and Tenant's obligation to pay Base Rent and Additional Rent hereunder shall commence on the Rent Commencement Date. Improvement Complete shall mean the last to occur of (1) the Premises having been substantially complete according to Tenant's plans and specifications (except for punch list items) and Tenant can move its furniture into the Premises (2) delivery of a certificate of substantial completion signed by Landlord's architect or (3) delivery of a Certificate of Occupancy issued by the City of Franklin, Tennessee permitting furniture installation in the Premises. In the event the Premises are not Improvement Complete by the Term Commencement Date due to Force Majeure Matters or Tenant Delay Factors (both as hereinafter defined), Landlord may extend the time to complete said improvements to the Premises for a period of time equal to such time as Landlord has been delayed by Force Majeure Matters and/or Tenant Delay Factors. In the event the Premises are not Improvement Complete in accordance with the Tenant Plans. In the event Landlord has not caused the Premises to be Improvement Complete by July 1, 2000, unless Landlord has been delayed by Tenant Delay Factors, Tenant may terminate this Lease by giving notice to Landlord not later than August 1, 2000, unless Tenant has taken occupancy of the Premises. In the event the Term Commencement Date is so extended, Landlord and Tenant shall execute a supplemental agreement to confirm the Term Commencement Date once it has been determined. In the event Tenant occupies the Premises at any time prior to the Term Commencement Date, Tenant's occupancy shall be subject to all the terms and conditions of this Lease, except rent payments and payment of Tenant's Proportionate Share of Operating Expenses both of which shall commence on the Rent Commencement Date. In the event the Term Commencement Date is extended by Landlord, the parties agree to execute a Commencement Date Agreement which shall establish the Term Commencement Date and the Rent Commencement Date so that the Rent Commencement Date is four (4) months after the Term Commencement Date. The Non-Payment Period shall be reduced by the period of time equal to the period of time Landlord is delayed in causing the Premises to be Improvement Complete due to Tenant Delay Factors. The Non-Payment Period shall be increased by two (2) days for every day after June 1, 2000 that the Landlord has not caused the Premises to be Improvement Complete as a result of any reason except for delays caused by Tenant Delay Factors.

         (b) The Tenant shall have the renewal rights as shown in the Lease Summary.

         (c) "Tenant Delay Factors" shall be defined as delays caused by Tenant, or Tenant's agents, employees, contractors, subcontractors or licensees including, but not limited to, failure to deliver Tenant Plans by the required date as set forth in the Workletter and Lease Summary.

         (d) "Force Majeure Matters" shall be defined as any delays due to any condition, matter or circumstance beyond the reasonable control of a party (collectively, "Force Majeure Matters"; each, a "Force Majeure Matter"), including, without limitation, the following: strikes; unavailability of materials; lockouts; acts of God; governmental restrictions, war or enemy action or invasion; civil commotion, insurrection; riot; mob violence; malicious mischief or sabotage; fire or any other casualty; adverse weather conditions; a condemnation; failure of a governmental instrumentality to act in a timely fashion, any litigation or other legal proceeding which delays the approval of plans or the issuance of any grading or building permit for construction, including, without limitation, the issuance of an injunction enjoining such approval and/or issuance, as the case may be; any law, order or regulation of any governmental, quasi-governmental, judicial or military authority; or other similar cause. Without limiting the generality of the foregoing, in the event a Force Majeure Matter affects Landlord's construction and delivery obligation(s) relative to the Premises under this Lease, the Term Commencement Date and Rent Commencement Date shall be extended by the same number of days as the number of days of delay caused by such Force Majeure Matter on the critical path of completing such construction and delivery obligation(s). Except for Tenant's obligations to pay Base Rent, Tenant's Proportionate Share and any other payments due from Tenant hereunder, the obligations of both parties under this Lease shall be subject to delays cause by Force Majeure Matters.

         (e) The Tenant Improvement Allowance shall be applied by Landlord against the costs of designing, planning and constructing the improvements to the Premises (the "Tenant Improvements") in accordance with the Tenant Plans which are to be prepared and approved in accordance with the Workletter attached as Exhibit C. Landlord shall pay for the cost of the Building Shell Improvements as described in said Workletter. In the event the cost of the Tenant Improvements exceed the Tenant Improvement Allowance, Tenant shall be responsible for bearing and paying such excess costs (the "Excess Costs"), as follows:

               (1) The Non-Payment Period shall be reduced, and Tenant shall not be required to pay Excess Costs until such credit is exhausted.

               (2) After the Premises are Improvement Complete but prior to occupancy of the Premises by Tenant, Tenant shall pay to Landlord an amount equal to ninety percent (90%) of the Excess Costs (as then reasonably estimated by Landlord).

               (3) As soon as the final accounting is prepared and submitted by Landlord to Tenant, Tenant shall pay to Landlord the entire unpaid balance (less 5% of Excess Costs for punch list items) of the actual Excess Costs based on the final costs to Landlord. The aforesaid withheld amount shall be promptly paid to Landlord after completion of all punch list items.

         The Excess Costs (if any) payable by Tenant under this Paragraph 2(e) shall be due hereunder at the time specified herein, and failure to make any such payment when due shall constitute a default of Tenant under this Lease.

         (f) Except as otherwise provided above in this Paragraph 2, all installations and improvements now or hereafter placed on or in the Premises shall be for Tenant's account and at Tenant's cost. Tenant shall also pay ad valorem taxes and increased insurance on or attributable to the Tenant Improvements (to the extent of the cost of the Tenant Improvements in excess of the Tenant Improvement Allowance), which cost shall be payable by Tenant to Landlord as Additional Rent.

3.       RENT.

         (a) Tenant shall pay to Landlord at its principal office, or at such other address as Landlord shall designate to Tenant in writing from time to time, the Base Rent set forth on the Lease Summary and in Exhibit D, payable on the first business day of each calendar month in the monthly installments as set forth in Exhibit D, in advance, without demand and without set off, except as expressly permitted herein, beginning as of the Rent Commencement Date and continuing until the expiration of the Term.

         (b) In the event the Term commences on a day other than the first business day of a calendar month, the Tenant shall pay to the Landlord, on or before the Rent Commencement Date, a pro rata portion of the monthly installment of Base Rent, such pro rata portion to be based on the number of days remaining in such partial month after the Rent Commencement Date. In event the Term expires on other than the last business day of a calendar month, the final month's installment of Base Rent shall be prorated accordingly.

         (c) Tenant hereby further covenants and agrees to pay as and when due, Additional Rent, as hereinafter set forth. Nonpayment of the same when due shall constitute a default under this Lease to the same extent, and shall entitle the Landlord to the same remedies as nonpayment of Base Rent.

         (d) At Landlord's option, if any payment of Base Rent required to be made by Tenant under the provisions of this Lease is not made by Tenant within ten (10) days after the due date and Tenant's receipt of written notice of such non-payment or any other payment that is not made within thirty (30) days of the due date, Tenant shall pay a one time late charge equal to five percent (5%) of the amount due. Landlord shall not be required to give Tenant more than two such notices in any lease year.

4.       TENANT'S PROPORTIONATE SHARE OF OPERATING EXPENSES.

         (a) Beginning as of January 1, 2001, Tenant shall pay Landlord as Additional Rent a sum equal to Tenant's Proportionate Share (as defined below) of the amount by which Operating Expenses (as defined below) exceed the Operating Expenses for the Operating Expense Base Year. If the first and/or last years of the Term shall not coincide with a calendar year, then Tenant's Proportionate Share of Operating


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Expenses attributable to the partial calendar year shall be prorated on the basis of the ratio between the number of days of such partial calendar year and
365. During the Initial Term Controllable Operating Expenses in excess of one hundred and five percent (105%) of the previous calendar year shall be excluded from Operating Expenses for the purpose of computing the excess described in the preceding sentence. "Controllable Operating Expenses" shall mean management fees and salaries. Landlord agrees to use commercially reasonable efforts to competitively bid all contracts for services. In addition, any cost incurred by Landlord in monitoring, reporting, mitigating, removing, encapsulating, or abating hazardous substances, as defined by laws in effect on the date this Lease is executed, shall be borne by the Landlord and not included as Operating Expenses except to the extent that such hazardous substances were placed on the Premises, Building or Land by the Tenant.

         (b) "Tenant's Proportionate Share" shall mean the percentage set forth in the Lease Summary. In the event of a mutually agreed change in the size of the Premises, expansion of the Premises or additions to the Premises, the calculation of Tenant's Proportionate Share shall be revised appropriately as of the date of such modification by utilizing the same formula.

         (c) Operating Expenses shall mean and include:

             All expenses relating to the Building, the Land and their common area and, including all costs of operation, maintenance and management therefor, ad valorem real estate taxes (excluding interest or penalties for late payment) and the costs, including, without limitation, of legal and consulting fees, of contesting or attempting to reduce any of the said taxes (but only to the extent of the reduction achieved), amortization (in accordance with generally accepted accounting principles)of capital improvements which are required by applicable law or which will improve the efficiency of operating, managing or maintaining the Building or which will reduce Landlord's operating expenses or the rate of increases thereof, the cost of labor, materials, repairs, insurance, utilities, and services and such other expenses with respect to the operation, maintenance and management of the Building, the Land and their common areas, all of which expenses shall be incurred or paid by or on behalf of Landlord or are properly chargeable to Landlord's operating expenses in accordance with generally accepted account principles; as applied to the operation, maintenance and management of a first class building. The foregoing expenses or costs shall be grossed up, if necessary, to reflect occupancy of ninety five percent (95%) of the rentable space in the Building. Provided however, the grossing up of expenses shall not result in Operating Expenses for the subject year being in excess of the actual amount of Operating Expenses.

         Notwithstanding the foregoing, Operating Expenses shall not include:

         (1) costs, including marketing costs, legal fees, space planners' fees, advertising and promotional expenses, and brokerage fees, incurred in connection with the original construction or development, or original or future leasing, of the Building, and costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for new tenants in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building (excluding, however, such costs relating to any Common Areas or parking facilities);

         (2) except as otherwise set forth in this subsection, depreciation, interest and principal payments on mortgages and other debt costs, if any, penalties and interest, costs of capital repairs and alterations, and costs of capital improvements and equipment;

         (3) costs for which the Landlord is reimbursed by any tenant or occupant of the Building (other than pursuant to a provision of such tenant's or occupant's lease or agreement which otherwise provides that such tenant or occupant will pay a certain share of such costs) or by any warranty or guaranty or by insurance by its carrier or any tenant's carrier or by anyone else, and electric power costs for which any tenant directly contracts with the local public service company;

         (4) any bad debt loss, rent loss, or reserves for bad debts or rent loss;

         (5) costs associated with the operation of the business of the entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Property (which shall specifically include, but not be limited to, accounting costs associated with the operation of the Property). Costs associated with the operation of the business of the entity which constitutes the Landlord include costs of corporate accounting and legal matters, costs of defending any lawsuits with any mortgages (except as the actions of the Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord's interest in the Property, and costs incurred in connection with any disputes between Landlord and its employees between Landlord and Property management, or between Landlord and other tenants or occupants, and Landlord's general corporate overhead and general and administrative expenses;

         (6) the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Property unless such wages and benefits are prorated to reflect time spent on operating and managing the Property vis-s-vis time spent on matters unrelated to operating and managing the Property; provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of Building manager or Building engineer;


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

         (7) amount paid as ground rental for the Property by Landlord;

         (8) except for a Property management fee charged by Landlord which will not exceed the market rate, overhead and profit increment paid to the Landlord or to subsidiaries or affiliates of the Landlord for services in the Building to the extent the same exceeds the costs of such services rendered by qualified, first-class unaffiliated third parties on a competitive basis;

         (9) any compensation paid to clerks, attendants or other persons in commercial concessions operated by the Landlord;

         (10) rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment which if purchased the cost of which would be excluded from Operating Expenses as a capital cost under item
(b) above, except equipment not affixed to the Building such as the fitness center equipment or which is used in providing janitorial or similar services and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition in the Building;

         (11) all items and services for which Tenant or any other tenant in the Building reimburses Landlord (other than pursuant to a provision of such tenant's or occupant's lease or agreement which is similar to that provided for in Article Four hereof or which otherwise provides that such tenant or occupant will pay a certain share of such costs) or which Landlord provides selectively to one or more tenants without reimbursement;

         (12) costs, other than those incurred in ordinary maintenance and repair, for sculpture, paintings, fountains or other objects of art;

         (13) any costs expressly excluded from Operating Expenses elsewhere in this Lease;

         (14) rent for any office space occupied by Property management personnel to the extent the size or rental rate of such office space exceeds the size of fair market rental value of office space occupied by management personnel of comparable buildings in the vicinity of the Building, with adjustment where appropriate for the size of the applicable project;

         (15) costs arising from the gross negligence or willful misconduct of Landlord or its agents, employees, vendors, contractors, or providers of materials or services;

         (16) costs incurred to comply with laws relating to the removal of hazardous material (as defined under applicable law) which was in existence in the Building or on the Property prior to the Commencement Date, and was of such a nature that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions that it then existed in the Building or on the Property, would have then required the removal of such hazardous material or other remedial or containment action with respect thereto; and costs incurred to remove, remedy, contain, or treat hazardous material, which hazardous material is brought into the Building or onto the Property after the date hereof by Landlord or any tenant of the Building and is of such a nature, at that time, that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions, that it then exists in the Building or on the Property, would have then required the removal of such hazardous material or other remedial or containment action with respect thereto;

         (17) costs arising from Landlord's charitable or political contributions;

         (18) any gifts provided to any entity whatsoever, including, but not limited to, Tenant, other tenants, employees, vendors, contractors, prospective tenants and agents; and

         (19) the cost of any magazine, newspaper, trade or other subscriptions.

         (20) the cost of correcting defects in the construction, structural components, design or equipping of the Building or the equipment or mechanical systems of the Building.

         (21) the cost of repairs or replacements incurred by reason of fire or other casualty or caused by the exercise of the right of eminent domain (including pursuant to Section 10 or 11 of this Lease) whether or not insurance proceeds or a condemnation award are recovered or adequate for such purposes.

         (22) interest, fines or penalties paid by Landlord which are not the result of action or inaction of Tenant.

         (23) any costs related to asbestos or to causing any part of the Building to be in compliance with the Americans With Disabilities Act (or other law relating to handicapped persons) or Occupational and Safety Health Act in effect on the date this Lease is executed.

If any Operating Expense, though paid in one year, relates to more than one calendar year, at the option of Landlord such expense may be proportionately allocated among such related calendar years.

         (d) The Operating Expense Base Year shall be defined as set forth in the Lease Summary.


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
         (e) It is acknowledged and agreed that it will not be possible to determine the actual amount of the excess (if any) of Operating Expenses for a given calendar year over Operating Expenses for the Operating Expense Base Year until after the end of such calendar year. Therefore, until Tenant's liability for Tenant's Proportionate Share of such excess shall have been finally determined for a particular calendar year, Tenant shall make payment on account of such excess as follows:

             (i) Commencing as of January 1, 2001 and continuing throughout the Term (and any renewal or extension thereof), and subject to the limitation expressed above, Landlord shall make a good faith estimate of Operating Expenses for such calendar year and Tenant's Proportionate Share thereof (hereinafter ("Estimated Operating Expenses" and "Tenant's Estimated Proportionate Share"), and Tenant shall pay to Landlord, as Additional Rent with each monthly installment of Base Rental, an amount equal to one-twelfth (1/12) of Tenant's Estimated Proportionate Share of the amount by which Estimated Operating Expenses for the current calendar year are estimated to exceed the Operating Cost Expense Stop. Such payments for any partial month shall be paid in advance at the daily rate equal to the monthly payment divided by the number of days in the month for which the same is due. On or about December 1 prior to each calendar year in respect of which Tenant shall be obligated to make payments on account of excess Operating Expenses during the Term (and any renewal of extension thereof), Landlord shall furnish to Tenant a statement for such calendar year of Tenant's Estimated Proportionate Share and of Estimated Operating Expenses and thereupon, subject to the limitations expressed above, as of such December 1, Tenant shall make payments under this Paragraph 4(e)(l) in accordance with such statement.

             (ii) On or before April 1, 2002 and each April 1 thereafter during the Term (and any renewal or extension thereof), Landlord shall furnish Tenant with a statement setting forth the total amount of Tenant's Proportionate Share of the amount by which Operating Expenses for the preceding calendar year exceeded the Operating Expenses for the Operating Expense Base Year. If any such statement shall show an overpayment or underpayment of Tenant's Proportionate Share of excess Operating Expenses for the preceding calendar year, any overpayment shall be refunded to Tenant or credited against payments due from Tenant under this Lease, and the full amount of any underpayment shall be paid to Landlord by Tenant not later than thirty (30) after such statement shall have been delivered to Tenant.

             (iii) In the event Tenant is required to pay Tenant's Proportionate Share of Operating Expenses pursuant to this Paragraph 4 Tenant shall have the right, at Tenant's expense and no more frequently than once per calendar year, to inspect Landlord's books and records showing Operating Expenses for the calendar year in question; provided, however, Tenant shall not have the right to withhold any payments of Tenant's Proportionate Share of excess Operating Expenses due and payable hereunder the amount of which may be in dispute, and Tenant must pay the entire amount due and payable hereunder prior to reviewing Landlord's books and records. In the event Tenant's inspection of Landlord's books and records reveals a verifiable error in Landlord's computation of Tenant's Proportionate Share of excess Operating Expenses resulting in an overpayment by Tenant, Landlord shall reimburse Tenant for such overpayment. Further, if such inspection reveals an overcharge of more than three percent (3%), Landlord shall reimburse the cost of such inspection. Landlord's statement setting forth the total amount of Tenant's Proportionate Share of excess Operating Expenses furnished to Tenant in accordance with the provisions of this Paragraph 4 shall be deemed to have been approved by Tenant unless protested by Tenant in writing within one (1) year after delivery of the Statement or an amended Statement to Tenant at the Premises.

         (f) Any contest by Landlord of ad valorem real estate taxes shall not relieve Tenant of the obligation to continue to make payments of Tenant's Proportionate Share of Operating Expenses during the pendency of such a contest; provided that promptly upon reduction in the amount of any such taxes, Landlord shall credit Tenant for Tenant's Proportionate Share of such savings, or refund the same to Tenant if this Lease has expired or terminated.

         (g) Landlord will at Landlord's expense (not included in the Tenant Improvement Allowance) install an electrical check meter (a "Check Meter") for the Premises as part of the Tenant Improvements. The Check Meter will measure all electricity supplied to the Premises (i) to operate lights and light fixtures therein, (ii) to operate equipment and fixtures that are connected to electrical outlets therein and (iii) to operate any HVAC system or unit that exclusively serves the Premises (or any portion thereof). Landlord shall pay the local electrical utility company prior to delinquency for the electricity supplied to the Premises through the Check Meter. Provided, however, in the event the amount paid by Landlord to the local electrical utility company for electricity supplied to the Premises (as measured by the Check Meter) for any given period of time is greater than the allocable portion of the Electrical Expense Stop (allocated the Premises for the relevant period of time), Landlord may submit an invoice to Tenant periodically for the cost of such excess electricity supplied to the Premises and Tenant shall pay the full invoiced amount (as Additional Rent) to Landlord within thirty (30) days after Tenant's receipt of each such invoice. The following formula shall be used to determine the invoice amount for Tenant's excess electrical usage in the Premises:

           Invoice Amount = Total Electrical Costs Per Check Meter - [(Tenant
                            Proportionate Share x Electrical Expense Stop) x (Number of Days in Period / Number of Days in Year)]

For example, presuming (for the purpose of this illustration only) that the Premises Net Rentable Area is 10,000 square feet, that the Check Meter indicates $2,000.00 of electricity was supplied to the Premises during a given 90-day period and that the calendar year in which such 90-day period falls contains 365 days,

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

Landlord shall be entitled hereunder to send an invoice to Tenant in the amount of $566.64 for excess electrical usage in the Premises during such 90-day period, computed as follows:

              Invoice Amount =    $2,000.00 - [.051 x $98,691.45) x (90 / 365)]
                               =  $2,000.00 - [$5,033.26 x .2466]
                               =  $2,000.00 - $1,241.20
                               =  $758.80

In computing invoices to be sent to Tenant for electricity supplied to the Premises through the Check Meter, Landlord shall use the same billing rate and structure as used by the local electrical utility company. Additionally, with regard to any period of time that Landlord elects to use a Check Meter to bill Tenant for excess electricity supplied to the Premises, Landlord also shall use a Check Meter to bill other tenants in the Building for excess electricity supplied to their respective premises; and in such case, the cost of electricity supplied to the Premises and to other premises in the Building for which Landlord separately bills Tenant and other tenants in the Building (i.e., such electrical costs that exceed the Electrical Expense Stop) shall not be included in Operating Expenses hereunder. Landlord shall be entitled to bill Tenant pursuant to this Section 4(g) for excess electrical usage in the Premises determined by Landlord from time to time during the Lease Term.

         (h) Base Rent and Additional Rent may from time to time be referred to herein collectively as "Rent".

5.       USE OF PREMISES.

         Tenant shall use and occupy the Premises, only for the following purposes: general office, network operations, lab space, technical space, storage and other incidental uses. Tenant shall not use or occupy the Premises for any other purposes or business without the prior written consent of Landlord. Tenant covenants and agrees to comply with each of the Rules and Regulations set forth in Exhibit E. Landlord represents and warrants that any certificate of occupancy for the Building is not violated by the aforementioned uses, and that such uses are permitted by all applicable governmental laws, ordinances, rules and regulations. Landlord acknowledges that Tenant will have no obligation under this Lease to actually occupy the Premises during the Term. In the event Tenant fails to occupy the Premises during all or any portion of the Term or in the event Tenant vacates the Premises prior to the expiration or earlier termination of this Lease, such action or omission, as the case may be, shall not constitute an event of default hereunder.

6.       REPAIRS.

         (a) Except as provided herein, Tenant shall keep the interior, non-structural portions of the Premises in good repair, and Tenant shall upon the expiration of the term of this Lease, yield and deliver up the Premises in good and tenantable condition ordinary wear and tear and damage by fire or other casualty excepted.

         (b) In the event that the Landlord shall reasonably deem it necessary or be required by any governmental authority to repair, alter, remove, reconstruct or improve any part of the Premises or of the Building in which the Premises are located (unless the same result from Tenant's act, neglect, default or mode of operation and the same is not covered by Landlord's insurance in which event Tenant shall make all such repairs, alterations and improvements), then the same shall be made by Landlord at Landlord's sole cost and expense with reasonable dispatch; provided, however, the making of such repairs, alterations or improvements shall not interfere with Tenant's use of the Premises or a reduction of the usable square footage in the Premises.

         (c) Landlord shall (i) operate, manage and maintain the Building as a first class office building; (ii) provide services to the common areas thereof in a manner consistent therewith; and (iii) make all repairs necessary to maintain the Building in good working order and repair, including, without limitation, repairs that arise out of or relate to (A) the Building systems and the structural elements of the Building and the Premises (including, but not limited to, the heating, ventilation, air conditioning, sanitary, water, electrical power, lighting, sprinkler, elevator and fire safety systems, toilets and plumbing facilities, floor slabs, walls, roof and exterior architectural finish); (B) the negligence or wrongful act(s) of Landlord, its agents, employees or contractors; or (C) Landlord's breach of its obligations under the Lease.

7.       ALTERATIONS AFTER THE INITIAL IMPROVEMENTS.

         Tenant may make non-structural alterations, additions, repairs, improvements or changes in or to Premises without the prior written consent of Landlord. All such alterations, additions or improvements (collectively the "Additions") made by Tenant, not including moveable office furniture and equipment, which are attached or affixed to the Premises so as to become an integral part thereof shall become a part of the Premises when made. Tenant agrees to hold Landlord forever harmless from any and all claims and liabilities (except those arising out of Landlord's sole negligence or willful misconduct) which may arise out of or be connected with said improvements, alterations or additions and agrees that if any contractor, subcontractor or materialmen's lien is filed against the Premises or the Land and Building as a result of Tenant's Additions or other work, Tenant shall cause the same to be discharged within thirty (30) days after the same are filed. All such improvements, alterations, additions or installations shall comply with all insurance requirements and with all laws, ordinances, rules and regulations of all Governmental Authorities.

8.       ASSIGNMENT AND SUBLETTING.

         (a) Tenant shall not assign or transfer, this Lease or sublet all or any part of Premises without having received Landlord's prior written consent, which consent shall not be withheld by Landlord if the assignee or subtenant is compatible with the tenant mix of a Class A office building in Landlord's reasonable discretion. Provided however, Tenant shall have the right to assign or transfer this Lease, or sublet all or any part of the Premises, to a parent, affiliate or subsidiary of Tenant or to an entity acquiring all or substantially all of the assets of Tenant or in connection with a merger or consolidation without the prior written consent of Landlord. No such written consent or approval, if granted, shall be deemed to permit any subsequent assignment or subletting.

         (b) Regardless of Landlord's consent, no subletting or assignment shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay Base Rent, Tenant's Proportionate Share and Additional Rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rental by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. In the event of default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor. Landlord may consent to subsequent assignment or subletting of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and such action shall not relieve Tenant of liability under this Lease. Tenant shall be entitled to retain all profit from any permitted assignment or subletting.

9.       INDEMNIFICATION AND TENANT'S LIABILITY INSURANCE.

         (a) Each party shall indemnify and hold harmless the other party from and against any and all costs, expenses, (including reasonable counsel fees), liabilities, losses, damages, suits, actions, fines, penalties, claims or demands of any kind and asserted by or on behalf of any person or Governmental Authority, arising out of or in any way connected with, and neither party shall not be liable to the other on account of (i) any failure by the other party to perform any of the agreements, terms, covenants or conditions of this Lease required to be performed by the other party (ii) any failure by the other party to comply with any statutes, ordinances, regulations or orders of any Governmental Authority, or (iii) any accident, death, or personal injury, or damage to or loss or theft of property, which shall occur in or about the Premises occasioned wholly or in part by reason of any act or omission of Tenant, its agents, contractors, licensees, invitees or employees.

         (b) During the term of this Lease or any renewal thereof, Tenant shall obtain and promptly pay all premiums for general public liability insurance against claims for personal injury, death or property damage occurring upon, in or about the Premises with carriers and in amounts reasonably satisfactory to Landlord but with minimum limits of not less than One Million Dollars ($1,000,000.00) combined single limit on account of bodily injuries or death or damage to property and all such policies and renewals thereof shall name the Landlord and any mortgagee of Landlord and the Tenant as additional insureds. All policies of insurance shall provide (i) that no material change or cancellation of said policies shall be made without thirty (30) days' prior written notice to Landlord and Tenant, (ii) that any loss shall be payable notwithstanding any act or negligence of the Tenant or the Landlord which might otherwise result in the forfeiture of said insurance, and (iii) that the insurance company issuing the same shall not have right of subrogation against the Landlord or Landlord's insurer. On or before the Term Commencement Date of the term of this Lease, and thereafter not less than fifteen (15) days prior to the expiration dates of said policy or policies, Tenant shall provide copies of policies or certificates of insurance evidencing coverages required by this Lease. All the insurance required under this Lease shall be issued by insurance companies authorized to do business in the State of Tennessee and reasonably acceptable to Landlord.

10.      FIRE OR OTHER CASUALTY.

         (a) If the Premises are partially damaged by fire or other casualty so that the Premises are not materially unusable by Tenant, the damages shall be repaired by Landlord and until such repairs shall be substantially completed, and Rent shall be abated proportionately from the date of such fire or other casualty according to the part of the Premises which is unusable by Tenant. Landlord agrees to repair such damage within a reasonable period of time after receipt of notice of such damage, subject to any delays caused by Force Majeure Matters. Landlord shall notify Tenant within thirty (30) days following the date of the casualty of (i) the estimated repair period; and (ii) if Landlord is entitled to terminate this Lease, whether Landlord elects to do so.

         (b) Any thing above to the contrary notwithstanding, if the Premises or Building are damaged by fire or other casualty and, are rendered substantially unusable by reason of such fire or other casualty and such damage cannot be repaired using reasonable diligence within one hundred and twenty (120) days either Landlord or Tenant shall have the right to terminate this Lease. Said right shall be exercised by notice in writing delivered to Tenant within thirty (30) days from and after notice from the Landlord to Tenant of the amount of time to restore, to terminate this Lease. In such event, this Lease and the tenancy hereby created shall cease as of the date of said casualty. Tenant shall also have the right to terminate this Lease if Landlord does not fully restore the Premises within one hundred eighty (180) days following the casualty, or if the Premises are rendered untenantable within the last twelve (12) months of the Term.

         (c) Landlord's liability for the repair of damage resulting from fire or other casualty shall not exceed in any event the amount of insurance proceeds actually paid to Landlord by the insurance carrier free and prorated between all tenants of the Building whose leased premises have suffered damage. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, provided Landlord used reasonable efforts to complete said restoration in a manner which causes as little inconvenience to Tenant as necessary under the circumstances.

11.      CONDEMNATION.

         (a) If the entire Building and Land, any portion thereof which includes a substantial part of the Premises or such portions which prevent the operation of the Building on a financially sound basis, shall be taken or condemned by any condemning authority for any public use or purpose, or should be sold in lieu of condemnation or if Tenant reasonably determines that it cannot operate its corporate headquarters and operations from the remaining Premises the term of this Lease shall end upon, and not before, the date when the possession of the part so taken shall be required for such use or purpose, and without apportionment of the condemnation award which shall be the sole property of the Landlord. Tenant expressly subordinates its interest in any award to the right of any first deed of trust holder to have its indebtedness satisfied from said award.

         (b) If this Lease is not so terminated upon any such taking or sale and if a portion of the Premises is affected thereby, the Base Rent payable hereunder shall be diminished by an equitable amount, and Landlord shall, to the extent Landlord deems feasible, restore the Building and the Premises to substantially their former condition, except Landlord's obligation to restore shall not exceed the amount of condemnation proceeds actually received by Landlord and prorated between all tenants of the Building whose leased premises have been damaged.

         (c) To the extent Tenant can make a separate claim from the condemning authority (and not reduce the amount of Landlord's award), Tenant may claim and receive therefrom Tenant's moving expenses, and the value of Tenant's fixtures and improvements. Tenant waives any claim it may have for the value of the unexpired term of this Lease.

12.      QUIET ENJOYMENT.

         If and so long as Tenant pays the Rent reserved hereunder and other sums due hereunder and observes and performs all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder within applicable notice and cure periods, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises for the entire term hereof, subject to all provisions of this Lease.

13.      SUBORDINATION AND ATTORNMENT.

         Without limitation of any of the provisions of this Lease, and provided Tenant's possession during the Term shall not be distributed so long as Tenant is not in default under the terms hereof, this Lease is subject and subordinate to all first mortgages or deeds of trust which may now or hereafter affect the real property of which the Premises form a part, and to all renewals, modification, consolidations, replacements and extensions thereof unless otherwise required by any mortgagee or beneficiary under any deed of trust or ground lessor. Upon the written request of any such owner, purchaser, lessor or mortgagee, or beneficiary (the "Beneficiary") under any deed of trust, Tenant agrees to execute a subordination non-disturbance and attornment agreement confirming such subordination provided the Beneficiary agrees not to disturb Tenant's possession during the term of this Lease so long as Tenant is not in default under the terms hereof. Landlord warrants no mortgages or deeds of trust currently encumber the Building.

14.      WAIVER OF CLAIMS.

         Unless caused by their negligence, willful misconduct or breach of this Lease, Landlord and Landlord's agents, servants, and employees shall not be liable for, and Tenant hereby releases and relieves Landlord, its agents, servants, and employees from all liability in connection with any and all loss of life, personal injury, damage to or loss of property, or invitees, licensees, visitors, or any other person, firm, corporation or entity, in or about or arising out of, in or upon the Premises, the Building, or the Land.

15.      LANDLORD'S OBLIGATIONS.

         Landlord's obligations hereunder shall be binding upon Landlord only for the period of time that Landlord is in ownership of the Building; and upon termination of that ownership, Tenant, except as to any obligations which have then matured, shall look solely to Landlord's successor in interest in the Building for the satisfaction of each and every obligation of Landlord hereunder provided such successor assumes in writing the obligations of Landlord. Landlord shall provide the Cleaning and Janitorial Services set forth in Exhibit G and the services set forth on Exhibit H.

16.      WAIVER.

         The failure or delay on the part of either party to enforce or exercise at any time any of the provisions, rights or remedies in this Lease shall in no way be construed to be a waiver thereof, nor in any way to affect the validity of this Lease or any part hereof, or the right of the party to thereafter enforce each and every such provision, right or remedy. No waiver of any breach of this Lease shall be held to be a waiver of any other or subsequent breach. The receipt by Landlord of Rent, or any other payment by Tenant at a time when the Rent or the payment of any other sum due hereunder is in default under this Lease shall not be construed as a waiver of such default. The receipt by Landlord of a lesser amount than the Rent or any other sum due shall not be construed to be other than a payment on account of the Rent or any other sums then due, which may be applied in such manner as Landlord deems appropriate, nor shall any statement on Tenant's check or any letter accompanying Tenant's check be deemed an accord and satisfaction. Landlord may accept any such payment without prejudice to Landlord's right to recover the balance of the Rent due or to pursue any other remedies provided in this Lease. No act or thing done by Landlord or Landlord's agents or employees during the Term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by the Landlord.

17.      DEFAULTS AND REMEDIES.

         All rights and remedies of Landlord herein enumerated shall be cumulative, and none shall exclude any other rights or remedies allowed by law or in equity. The occurrence of any of the following shall constitute a default and breach of this Lease by Tenant:

         (a) Tenant shall fail, neglect or refuse to pay any installment of Base Rent promptly within ten (10) days of receipt of Landlord's written notice (which notice Landlord will not be required to provide more than two times in any Lease Year, or to pay any other monies agreed to by it to be paid promptly when and as the same shall become due and payable under the terms hereof; or if

         (b) Tenant shall fail, neglect or refuse to keep and perform any of the other covenants, conditions, stipulations or agreements herein contained, and such default shall continue for a period of more than thirty (30) days after notice thereof is given in writing to Tenant by Landlord (provided, however, that if the cause for giving such notice involves the making of repairs or other matters reasonably requiring a longer period of time than said thirty (30) day period, Tenant shall be deemed to have complied with such notice so long as it has commenced to comply with said notice within said thirty (30) day period and is diligently prosecuting compliance of said notice);

         In the event of any such default or breach of this Lease by Tenant, Landlord have any or all of the remedies hereunder set forth, and further, in the event of such default or breach of this Lease by Tenant, the Tenant does hereby authorize and fully empower Landlord or Landlord's agent to cancel or annul this Lease at once and re-enter the Premises and remove all persons and their property therein, and such property may be stored in a public warehouse or elsewhere at the cost of the Tenant, all without service of notice or resort to legal process and without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used by Landlord. The foregoing rights reserved to Landlord may be exercised by Landlord only to the extent permitted by applicable law.

         The Landlord may, however, at its option at any time after Tenant's default re-enter and take possession of said Premises and remove any property contained therein without such re-entry working a forfeiture of the Rents to be paid and the covenants, agreements and conditions to be kept and performed by Tenant for the full term of this Lease. In such event, Landlord shall have the right, but not the obligation, to divide or subdivide the Premises in any manner Landlord may determine and to lease or let the same or portions thereof for such periods of time and at such rentals and for such use and upon such covenants and conditions as Landlord may elect at its sole discretion, applying the net rentals from such letting first to the payment of Landlord's expense incurred in dispossessing Tenant, including, without limitation, reasonable attorney fees, and the cost and expense of making such improvements, alterations and repairs in the Premises as may be necessary in order to enable Landlord to re-let the same, and to the payment of any brokerage commissions or other necessary expenses of Landlord in connection with such re-letting. The balance, if any, shall be applied by Landlord, from time to time, on account of the payments due or payable by Tenant hereunder with the right reserved to Landlord to bring such action or proceedings for the recovery of any deficits remaining unpaid as Landlord may deem favorable from time to time without obligation to await the end of the term hereof for the final determination of Tenant's account. The failure of Landlord to re-let the Premises or any part or parts thereof shall not release or affect Tenant's liability for damages. Landlord may make such alterations, repairs, replacements and/or decorations in the Premises as Landlord, in Landlord's sole judgment, considers advisable and necessary for the purpose of re-letting the Premises; and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. In any actions or proceedings against

Tenant for any of the above deficits or "Final Damages", Landlord shall be entitled to recover reasonable attorneys fees incurred.

             Any balance remaining, however, after full payment and liquidation of Landlord's account as aforesaid, shall be paid to Tenant with the right reserved to Landlord at any time to give notice in writing to Tenant of Landlord's election to cancel and terminate this Lease and require Tenant to pay "Final Damages" upon the giving of such notice and the simultaneous payment by Tenant to Landlord of "Final Damages" this Lease shall and the obligations thereunder on the part of either party to the other shall terminate.

             "Final Damages" means the present worth of the amount by which "Final Credits" exceeds "Final Debits." "Final Credits" means the annual rent that would have been payable from the date on which the above election is exercised to the date on which the term of this Lease would have expired if this Lease had not been terminated. "Final Debits" means the fair rental value of the Premises for the same period. Present worth shall be discounted at a rate equal to the "Base Rate" on the date on which the election is exercised. The discount shall be compounded monthly. The "Base Rate" means the Base Rate of SunTrust Bank of Tennessee ("SunTrust") (or its successor) as publicly announced from time to time. If SunTrust ceases to publicly announce its base rate, the Base Rate shall be the average prime rate on short term business loans for the month prior to the month in which the option is exercised as set forth in the Federal Reserve Statistical Release published by the Board of Governors of the Federal Reserve System.

         Anything herein to the contrary notwithstanding, nothing herein shall be construed to cause a waiver of any rights or defenses available to Tenant. Landlord shall use reasonable efforts to mitigate its damages.

         All payments due under this Lease shall be deemed to be due and payable by Tenant to Landlord with interest thereon from the date that is ten (10) days after when the particular amount became due to the date of payment thereof to Landlord. The aforesaid interest shall be the lesser of highest legal rate then in effect in the State of Tennessee or the "Prime Rate" quoted by the Wall Street Journal plus two percent (2%) but not more than the maximum permitted by applicable law.

         The term "business day" as used herein shall exclude Saturdays, Sundays, and any holiday observed by federally chartered banks in the United States.

18.      BANKRUPTCY.

         (a) If there shall be filed against Tenant, in any court, pursuant to any statute, either of the United States or of any state, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or any portion of Tenant's property and Tenant fails to secure a discharge thereof within ninety (90) days from the date of such filing, or if Tenant shall voluntarily file any such petition nor make an assignment for the benefit of creditors or petition for or enter into an arrangement, then, in any of such events, this Lease, at the option of Landlord, may be canceled and terminated without service of notice or resort to legal process. In the event of a termination of this Lease pursuant to this Paragraph, neither Tenant nor any person claiming through or under Tenant (whether by virtue of any statute or any order of any court or otherwise) shall be entitled to acquire or remain in possession of the Premises, as the case may be, and Landlord shall have no further liability hereunder to Tenant or any other person and Tenant or any other such person shall forthwith quit and surrender the Premises. If this Lease shall be so canceled or terminated, Landlord, in addition to the other rights and remedies of Landlord contained elsewhere in this Lease, or under any statute or rule of law, may retain as liquidated damages any Rent, security deposit and any other money received by Landlord from Tenant or others on behalf of Tenant.

         (b) In the event of a proceeding involving Tenant under the Bankruptcy Code, 11 U.S.A 101 et seq., if this Lease is assumed by Tenant's trustee in bankruptcy (after such trustee has cured all existing defaults, compensated Landlord for any loss resulting therefrom and provided adequate assurance of future performance), then this Lease may not be assigned by the trustee to a third party, unless such party (a) executes and delivers to Landlord an agreement in recordable form whereby such party assumes and agrees with Landlord to discharge all obligations of Tenant under this Lease, including, without limitation, the provisions of Paragraph 7 relating to the permitted use of the Premises and the manner of operation thereof; (b) has a net worth and operating experience at least comparable to that possessed by Tenant named herein as of the execution of this Lease; and (c) grants Landlord, to secure the performance of such party's obligations under this Lease, a security interest in such party's merchandise, inventory, personal property, fixtures, furnishings, and accounts receivable (and the proceeds of all of the foregoing) with respect to its operations in the Premises, and in connection therewith, such party shall execute such security agreements, financing statements and other documents (the forms of which are to be designated by Landlord) as are necessary to perfect such lien.

19.      TENANT'S REMEDIES.

         In the event Landlord shall fail to perform any of its obligations hereunder, including without limitation, general building appearance, maintenance and structural repairs, Tenant shall be entitled to perform such repairs and maintenance as is reasonably necessary and appropriate in order to cause compliance with Landlord's obligations provided Tenant has first given Landlord thirty (30) days' written notice or in the event of emergency repairs or maintenance, such written notice as is reasonable or available under the circumstances, but not less than twenty-four (24) hours. Landlord agrees to reimburse Tenant for the cost and expenses incurred by Tenant in effecting such repairs or maintenance within ten (10) days of the time that Tenant submits a written claim for reimbursement to Landlord. Upon Landlord's failure to so reimburse Tenant within said time period, such reimbursement shall accrue interest from the date thereof at a rate per annum equal to the maximum rate permitted in the State of Tennessee. The foregoing remedies of Tenant shall be in addition to all other remedies which Tenant may have.

20.      HOLDING OVER.

         In the event Tenant shall fail to surrender possession of the Premises upon the expiration or sooner termination of this Lease, Tenant shall, at the Landlord's sole option, be deemed to be occupying the Premises as a tenant from month to month and shall pay to Landlord, as an occupancy charge, an amount equal to the sum of 150% of the Base Rent and Tenant's Proportionate Share of Operating Expenses, paid during the last month prior to the expiration or earlier termination of this Lease; provided, however, in such event Tenant shall not be released from any further direct costs, damages or liabilities suffered by Landlord and occasioned by Tenant's holding over, and Tenant agrees to indemnify and hold Landlord harmless therefor.

21.      ENTIRE AGREEMENT.

         This Lease shall constitute the entire agreement of the parties hereto; all prior agreements between the parties, whether written or oral, are merged herein and shall be of no force and effect. This Lease cannot be changed, modified, or discharged orally, but only by an agreement in writing, signed by the party against whom enforcement of the change, modification, or discharge is sought.

22.      NOTICES.

         Wherever in this Lease it shall be required or permitted that notice or demand be given or secured by either party to this Lease to or on the other party, such notice or demand shall be deemed to have been duly given or served if in writing and either personally served, sent by private carrier such as "Federal Express" or forwarded by Registered or Certified Mail, return receipt requested, postage prepaid, and addressed as set forth in the Lease Summary.

         Each such personally served or private carrier delivered notice shall be deemed to have been given to or served upon the party to which addressed on the date the same is received. Each such mailed notice shall be deemed to have been given to or served upon the party to which addressed on the date which is three (3) business days after deposit in the United States mail or the next day if sent by nationally recognized overnight courier. Either party hereto may change its address to which said notice shall be delivered or mailed by giving written notice of such change to the other party hereto, as herein provided.

         Tenant agrees to use reasonable efforts to send to Landlord's Mortgagee copies of all notices to Landlord provided Landlord shall have first given Tenant the name and address of such mortgagee to receive the same.

23.      SUCCESSORS.

         The respective rights and obligations provided in this Lease shall bind and shall inure to the benefit of the parties hereto, their legal representatives, heirs, successors and assigns; provided, however, that no rights shall inure to the benefit of any successor, subtenant or assignee of Tenant unless Landlord's written consent for the transfer to such successor, assignee or subtenant has first been obtained as provided in this Lease.

24.      PARKING COMMON AREAS.

         (a) During the Lease Term, Tenant shall have, without charge, the non-exclusive right to use, in common with Landlord, other tenants of the Building, and their respective guests and invitees, the automobile parking areas, driveways, and footways located on the Land. Notwithstanding the terms and provisions in the immediately preceding sentence, Tenant and Tenant's guests and invitees shall not, at any given time, be entitled to use more than Parking Ratio as set forth in the Lease Summary. Landlord shall maintain such Parking Ratio during the term of this Lease. Landlord shall not grant any reserved parking rights to any party.

         (b) As used in this Lease, "Common Areas" shall mean the hallways, entryways, stairs, elevators, driveways, parking areas, sidewalks, walkways, loading areas, rest rooms, and all other non-leased areas and facilities in and about the Building and the Land. Landlord grants Tenant, its employees, invitees, licensees and visitors a non-exclusive license for the Term of this Lease to use the Common Areas with others, subject to the terms and conditions of this Lease.

25.      LANDLORD'S INSURANCE.

         Landlord shall, at its sole cost and expense, procure and keep in full force and effect throughout the term of this Lease, insurance covering the Building in which the Premises are located. Said insurance shall be equal to the full replacement cost of the Building, insuring the Building against loss by fire or other casualty with standard causes of loss special form coverage. Said insurance shall include "loss of rent" insurance for a period of six (6) months and shall include the rent due from Tenant for said period under this Lease and of all other Tenants in the Building. Said insurance shall be purchased from an insurance company or companies licensed to do business in the State of Tennessee and shall insure Landlord, Landlord's mortgagee, and the tenants of the Building, including Tenant, as their interests may appear. Each such policy shall provide for thirty (30) days' written notice to Tenant and Landlord's mortgagee of any cancellation.

         Landlord and Tenant shall each cause the respective insurance policies procured by either of them covering the Building (as to Landlord) and the Premises and their contents (as to Tenant) to be written in a manner so as to provide the insuring company waives all right of recovery by way of subrogation against Landlord or Tenant, as the case may be, in connection with any loss of, or damage covered by, such policies. Landlord shall also have the right to terminate this Lease if Landlord does not fully restore the Premises within one hundred eighty (180) days following a fir or other casualty, or if the Premises are rendered untenantable within last the twelve (12) months of the Term. Landlord shall also maintain at all times during the Term, commercial general liability insurance, including contractual liability, in respect of the Building and all systems and facilities and the conduct or operation of business therein and thereon, with Tenant as additional insured, with limits of not less than Three Million Dollars ($3,000,000) combined single limit for bodily injury and property damage liability in any one occurrence, and (ii) worker's compensation insurance in statutory limits.

26.      HAZARDOUS SUBSTANCES.

         (a) The term "Hazardous Substances," as used in this Lease, shall include, without limitation, flammables, explosives, radioactive materials, asbestos, polychlorinated biphenyls (PCBs), chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, petroleum and petroleum products, and substances declared to be hazardous or toxic under any law or regulation now or hereafter enacted or promulgated by any governmental authority.

         (b) Tenant shall not cause or permit to occur, any violation of any federal, state, or local law, ordinance, or regulation now or hereafter enacted, related to environmental conditions on, under, or about the Premises, or arising from Tenant's use or occupancy of the Premises, including but not limited to, soil and ground water conditions; or

         (c) Tenant shall not use, generate, release, manufacture, refine, produce, process, store, or dispose of any Hazardous Substance on, under, or about the Premises, or the transportation to or from the Premises of any Hazardous Substance except for normal office supplies and except as specifically disclosed in this Lease.

         (d) Tenant shall, at Tenant's own expense, comply with all laws regulating the use, generation, storage, transportation, or disposal of Hazardous Substances ("Laws").

         (e) Tenant shall, at Tenant's own expense, make all submissions to, provide all information required by, and comply with all requirements of all governmental authorities (the "Authorities") under the laws.

         (f) Should any Authority or any third party demand that a cleanup plan be prepared and that a cleanup be undertaken because of any deposit, spill, discharge, or other releases of Hazardous Substances that occurs during the term of this Lease, at or from the Premises, and which arises at any time from Tenant's use or occupancy of the Premises, then Tenant shall, at Tenant's own expense, prepare and submit the required plans and all related bonds and other financial assurances; and Tenant shall carry out all such cleanup plans.

         (g) Tenant shall promptly provide all information regarding the use, generation, storage, transportation, or disposal of Hazardous Substances that is requested by Landlord. If Tenant fails to fulfill any duty imposed under this Paragraph (d) within a reasonable time, Landlord may do so; and in such case, Tenant shall cooperate with Landlord in order to prepare all documents Landlord deems necessary or appropriate to determine the applicability of the Laws to the Premises and Tenant's use thereof, and for compliance therewith, and Tenant shall execute all documents promptly upon Landlord's request. No such action by Landlord and no attempt made by Landlord to mitigate damages under any Law shall constitute a waiver of any of Tenant's obligations under this Paragraph (g).

         (h) Tenant shall indemnify, defend, and hold harmless Landlord, the manager of the property, and their respective officers, directors, beneficiaries, shareholders, partners, agents, and employees from all fines, suits, procedures, claims, and actions of every kind, and all costs associated therewith (including attorney's and consultants' fees) arising out of or in any way connected with any deposit, spill, discharge, or other release of Hazardous Substances that occurs during the term of this Lease, at or from the Premises, and which arises at any time from Tenant's use or occupancy of the Premises, or from Tenant's failure to provide all information, make all submissions, and take all steps required by all Authorities under the Laws and all other environmental laws.

         (i) Landlord represents there is no asbestos in or about the Premises or the structural common areas of the Property. Anything in this Lease to the contrary notwithstanding, unless the same shall arise for reason of the acts or omissions of Tenant, Tenant shall not be responsible for and shall bear no costs of sampling and cleanup required of any hazardous material relating to any portion of the Property and Landlord agrees to indemnify and hold Tenant harmless therefrom.

         (j) The obligations and liabilities under this Paragraph 26 shall survive the expiration of this Lease.

27.      NEGATIVE COVENANTS OF TENANT.

         Tenant agrees that it will not do or suffer to be done, any act, matter or thing actually known to Tenant as objectionable to the fire insurance companies whereby the fire insurance or any other insurance now in force or hereafter to be placed on the Premises or any part thereof, or on the Building of which the Premises may be a part, shall become void or suspended, or whereby the same shall be rated as a more hazardous risk than at the date when Tenant received possession hereunder, Tenant agrees to pay to Landlord as Additional Rent, payable upon demand, any and all increase or increases in premiums on insurance carried by on the Premises, or any part thereof, or on the Building, caused in any way by the Tenant's use of the Premises for uses other than general office uses. Tenant also agrees that it will not place upon or load any floor of the Building exceeding the load for which the Building was designed unless it first obtains the prior written consent of the Landlord. Such consent may be conditioned upon the payment by the Tenant all sums which may be necessary for any excess of consumption of water and/or electricity as may be occasioned by the operation of said equipment or machinery. Tenant shall not install any other equipment of any kind or nature whatsoever which will or may necessitate any changes, replacements, or additions to or require the use of the water system, plumbing system, heating system, air conditioning system or the electrical system of the Premises without the prior written consent of the Landlord.

28.      EMERGENCY REPAIRS.

         Landlord reserves the right to stop services on the heating, air conditioning, elevator, plumbing and electrical systems, when in Landlord's reasonable judgment, the same is deemed necessary by reason of accident, emergency or for repairs, alterations, replacements or improvements thereto provided that except in case of emergency, Landlord will notify Tenant in advance, if possible, of any such stoppage and, if ascertainable, its estimated duration, and will proceed with the work necessary to resume such service as promptly as possible and in a manner and at times, including after business hours, so as not to unduly interfere with or impair the Tenant's use and enjoyment of the Premises.

         If, for any reason, there is a failure to furnish the facilities, utilities or services specified in this Lease or a condition exists which interferes substantially with or prevents Tenant's normal use of the Premises or any part thereof and Landlord does not immediately commence action restore same or if so commenced, does not continue such action with reasonable diligence until same are restored, then, in any such event, and upon the giving of five
(5) days' written notice to Landlord, Tenant shall have the option to furnish such facilities, utilities, or services for its own account as may reasonably, under the circumstances, be obtained by Tenant, and Tenant may deduct the cost thereof from the rent due hereunder. If such interruption of service shall continue for five (5) consecutive days, the Rent and Additional Rent shall abate, based upon the portion or portions of the Premises affected by such interruption of service and the degree of adverse effect of the interruption upon the normal conduct of Tenant's business at the Premises, until such interruption is remedied. If any such interruption of service shall continue for more than thirty (30) consecutive days, Tenant may, by written notice to Landlord given at any time prior to the resumption of service to a reasonable level, terminate this Lease, and, upon the giving of such notice, this Lease shall terminate and expire on the date set forth in such notice, which date shall not be more than ninety (90) days after the date of such notice.

         Except in the case of an emergency, Landlord will give Tenant at least four (4) days prior notice if Landlord intends to interrupt any services required to be furnished by Landlord.

         The foregoing interpretation of or failure to provide services shall not apply to failure of a provider of utilities to provide the same to the Building unless it results from some action or inaction of Landlord.

29.      ACCESS TO PREMISES.

         Landlord, its employees and agents shall have the right to enter the Premises at all reasonable times (upon prior notice except in emergency) for the purpose of examining or inspecting the same, showing the same to prospective purchasers, mortgagees or tenants, and making such alterations, repairs, improvements or additions to the Premises or to the Building as Landlord may deem necessary or desirable. If representatives of Tenant shall not be present to open and permit entry into the Premises at any time when such entry by Landlord is necessary or permitted hereunder, Landlord, its employees and agents may enter by means of a master key (or forcibly in the event of an emergency) without liability to Tenant and without such entry constituting an eviction of Tenant or termination of this Lease. In the exercise of Landlord's rights hereunder, Landlord shall use reasonable efforts not to disrupt the operation of Tenant's business, and shall be liable for any damage incurred in connection with any such entry by Landlord.

30.      ESTOPPEL CERTIFICATES.

         (a) Tenant shall, at any time and from time to time, within thirty (30) days following written request from Landlord, execute, acknowledge and deliver to Landlord, a written statement certifying that this Lease is in full force and effect and unmodified (or, if modified, stating the nature of such modification), confirming the Commencement Date and expiration date of the Term, certifying the date to which the Rent reserved hereunder has been paid, and certifying that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed. Any such statement may be relied upon by a prospective purchaser or mortgagee of all or any part of the Building or the Land on which the Building is located.

         (b) Landlord shall, at any time and from time to time, within thirty
(30) days following written request from Tenant, execute, acknowledge and deliver to Tenant a written statement certifying that this Lease is in full force and effect and unmodified (or, if modified, stating the nature of such modification), confirming the Commencement Date and expiration date of the Term, certifying the date to which the Rent reserved hereunder has been paid, and certifying that there are not, to Landlord's knowledge, any uncured defaults on the part of Tenant hereunder, or specifying such defaults if any are claimed. Any such statement may be relied upon by any prospective purchaser of a material interest in the Tenant or any institutional creditor of Tenant.

31.      EXONERATION.

         It is covenanted and agreed that no personal liability or responsibility is assumed by nor shall at any time be asserted or enforceable against Landlord or any partner, Affiliate of Landlord, parent corporation, or any officer, director or shareholder thereof, or the successors or assigns of the foregoing, on account of any covenant, undertaking or agreement in this Lease contained, all such personal liability and responsibility, if any, being expressly waived and released, it being understood that Tenant shall look solely to the interest of the Landlord in the Building for satisfaction of any proven damage of Tenant in the event of a breach by Landlord hereunder.

32.      INTENTIONALLY OMITTED.

33.      BROKERS.

         Landlord and Tenant warrant to each other that they have dealt and negotiated solely and only with the Broker (as set forth in the Lease Summary) for this Lease and with no other broker, firm, company or person.

         Tenant and Landlord (for good and valuable consideration) shall indemnify and hold the other party harmless from and against any and all claims, suits, proceedings, damages, obligations, liabilities, counsel fees, costs, losses, expenses, orders and judgments imposed upon, incurred by or asserted against the other party by reason of the falsity or error of the aforesaid warranty. The provisions of this Paragraph shall survive the termination of this Lease.

34.      SURRENDER OF PREMISES.

         At termination of this Lease by lapse of time or otherwise, Tenant shall surrender the Premises to Landlord, together with all alterations, additions, and improvements thereto, in broom clean condition and in good order and repair except for ordinary wear and tear, damage by fire or other casualty, and damage for which Tenant is not obligated to make repairs under this Lease, failing this, Landlord may restore Premises to such condition and Tenant shall pay the cost thereof. Upon such termination, all installations, alterations, additions, hardware and improvements, including partitions which may have been installed by either Landlord or Tenant upon Premises, shall remain upon Premises and shall be Landlord's property unless otherwise provided for in accordance with the terms hereof, all without compensation, allowance, or credit, except that Tenant's moveable trade fixtures, office equipment and furniture shall remain Tenant's property and Tenant shall have the right prior to such termination to remove the same. Tenant shall surrender Premises to Landlord at the end of the term hereof, without notice of any kind, and Tenant waives all right to any such notice as may be provided under any laws now or hereafter in effect. The provisions of this Paragraph shall survive the termination of this Lease.

35.      EXHIBITS.

         Attached to this Lease, incorporated herein, and made a part hereof, are Exhibits "A" to "J", inclusive.

36.      ARBITRATION.  INITIALS:

                         PGE
                       -------
                         RB
                       -------

         (a) Except for the Excluded Issues (as defined herein), any controversy, dispute or claim arising out of this Lease or the breach or alleged breach of this Lease shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association currently in effect (unless the parties mutually agree otherwise). The award rendered by the arbitrator or arbitrators shall be final and any judgment upon the award rendered by the arbitrator or arbitrators shall be entered in a state court in Williamson County, Tennessee. The party hereunder demanding arbitration of any controversy, dispute or claim arising out of this Lease or any breach or alleged breach of this Lease shall file a written notice of such demand with the other party and with the American Arbitration Association. Such written notice shall be given not later than sixty (60) days after the controversy, dispute or claim arises or the breach or alleged breach of this Lease occurs. Any arbitration under or related to this Lease may include any other party that is or may be involved in the controversy, dispute, claim or breach or alleged breach that is the subject matter of the arbitration proceeding. Provided, however, and notwithstanding the foregoing to the contrary, the following matters and issues (the "Excluded Issues") shall be excluded from the mandatory arbitration provisions of this Paragraph 36:

             (1) Unless Tenant is disputing the existence of a Tenant default, Landlord's exercise of its rights and remedies provided for under this Lease solely to gain possession of the Premises or solely to terminate Tenant's right of possession to the Premises, which disputes shall be resolved in state court in Williamson County, Tennessee, subject to appeal pursuant to applicable law; and

             (2) Disputes regarding whether arbitration hereunder of a particular controversy, dispute or claim arising out of this Lease or the breach or alleged breach of this Lease is barred by the applicable statute of limitations specified in Tennessee law, which disputes relating to whether the statute of limitations is a bar to a particular controversy, dispute or claim shall be resolved in state court in Williamson County, Tennessee, subject to appeal pursuant to applicable law.

         (b) Except with regard to the Excluded Issues (which shall be resolved as provided below), Landlord and Tenant hereby irrevocably waive any and all rights they may have to resolve any controversy, dispute or claim arising out of this Lease or the breach or alleged breach of this Lease in a manner that is inconsistent with the provisions of this Paragraph 36.

         (c) Neither the parties to this Lease nor the arbitrator or arbitrators may make any public disclosure of (i) the existence of any controversy, dispute or claim arising out of this Lease or the breach or alleged breach of this lease, (ii) the existence of an arbitration proceeding under this Lease or (iii) the results of any arbitration proceeding under this Lease, unless Landlord and Tenant both consent in writing to such public disclosure. Provided, however, this prohibition shall not be deemed or construed to prevent or impede the entry of any judgment upon an award rendered by the arbitrator or arbitrators in a state court in Williamson County, Tennessee, as contemplated above.

37.      INTENTIONALLY OMITTED.

38.      AUTHORITY.

         If Tenant is a partnership or corporation, Tenant warrants that the individual executing this Lease on behalf of said partnership or corporation is duly authorized to execute and deliver this Lease on behalf of said partnership or corporation in accordance with the duly adopted resolution of the partners of the partnership or Board of Directors of said corporation or partnership in accordance with the bylaws of said corporation, (or under the pertinent partnership agreements) and that this Lease is binding upon said corporation or partnership in accordance with its terms.

39.      COMPLIANCE WITH LAWS AND ORDINANCES.

         Tenant agrees that it will, at its sole cost and expense, promptly fulfill and comply with all laws, ordinances, regulations and requirements of the City, County, State and Federal Governments and any and all departments thereof having jurisdiction over the Building and of the National Board of Fire Underwriters or any other similar body now or hereafter constituted, affecting the Tenant's occupancy of the Premises or the business conducted therein. The foregoing obligation of Tenant shall only apply to the extent that the same shall affect or be applicable to (i) Tenant's manner of use of the Premises (as opposed to its mere use thereof for ordinary office purposes), (ii) alterations and improvements made by Tenant of (iii) a breach by Tenant of its obligations under this Lease. Tenant may, at its expense (and, if necessary, in the name of but without expense to, Landlord) contest, by appropriate proceedings diligently prosecuted, the validity, or applicability to the Premises, of any matter if may be required to comply with pursuant to this paragraph, and may postpone its compliance therewith until such contest shall be decided; provided however, that postponement of such compliance shall not materially adversely affect the occupancy of the Building by its other tenants.

40.      APPLICABLE LAW AND CONSTRUCTION.

         The laws of the State of Tennessee shall govern the validity, performance and enforcement of this Lease. The invalidity or unenforceability of any provision of this Lease shall not affect or impair any other provision. The submission of this document to Tenant for examination does not constitute an offer to lease, or a reservation of or option to lease, and becomes effective only upon execution and delivery thereof by Landlord and Tenant. All negotiations, considerations, representations and understandings between the parties are incorporated in the Lease. Any index preceding this Lease and the headings of the paragraphs contained herein are for convenience only and do not define, limit or construe the contents of such articles or paragraphs. Whenever herein the singular number is used, the same shall include the plural, and the neuter gender shall include the masculine and feminine genders.

         IN WITNESS WHEREOF, the parties have executed and delivered this Lease as of the day and year first above written.



Signed in the Presence of:                 LANDLORD:

Attest/Witness Landlord:                   CRESCENT RESOURCES, INC.

/s/ Yvonne Craig
-------------------------------            By: /s/ Patrick G. Emery
                                              --------------------------------
                                           Name: Patrick G. Emery
                                                ------------------------------
                                           Officer: Regional Vice President
                                                   ---------------------------



Signed in the Presence of:                 TENANT:

Attest/Witness Tenant:                     BLUESTAR COMMUNICATIONS, INC.

/s/ Andrew M. Morin
-------------------------------            By: /s/ R. L. Burtner
                                              --------------------------------
                                           Name: R. L. Burtner
                                                ------------------------------
                                           Officer: Chief Financial Officer
                                                   ---------------------------

                                    EXHIBIT A
                                 LANDLORD'S LAND


         Land in Williamson County, Tennessee, being Lot 657 on the Plat of Cool Springs East Subdivision, Section 17, of record in Plat Book 26, page 141, Register's Office for Williamson County, Tennessee.

                                    EXHIBIT B

                                   FLOOR PLAN

                                    EXHIBIT B

                                   FLOOR PLAN

                                    EXHIBIT C

                              FIVE CORPORATE CENTRE
                                   WORKLETTER


LANDLORD:    CRESCENT RESOURCES, INC.
TENANT:      BLUESTAR COMMUNICATIONS, INC.
BUILDING:    FIVE CORPORATE CENTRE

                                    RECITALS

         A. This workletter is attached to and forms a part of the certain lease dated December 31, 1999, (the "Lease"), pursuant to which Landlord has leased to Tenant certain space (the "Premises") in the Building.

         B. The Lease provides for Landlord to make improvements to the Premises (the "Tenant Improvements"), and Tenant desires to have Landlord make them, prior to occupancy, upon the terms and conditions contained in this workletter.

         1. Definitions. In this workletter, some defined terms are used. They are (in addition to other defined terms):

            (a) Tenant Improvement Allowance: As set forth in Lease Summary and is to be applied by Landlord to the cost of Tenant Improvements.

            (b) Tenant Plans: a drawing of the Premises depicting the lay-out of all offices, partitions, door locations, types of electrical and data and telephone outlets, and equipment, complete in form and content and containing sufficient information and detail to allow for competitive bidding or negotiated pricing by contractors selected and engaged by Landlord and which must include the following (references to Tenant Plans shall also include the Construction Plans for the NOC):

         (i)   Architectural Wall Plan

               (a) Include all general construction notes

         (ii)  Reflected Ceiling Plan

         (iii) Electrical, Telephone and Data Plan

         (iv)  Finishes Plan

               (a) Include door schedule

         (v)   Details Plan

               (a) Include millwork details

               (b) Include other specialty items

            (c) Estimated construction costs: a preliminary estimate of the costs of the Tenant Improvements that are depicted on the Tenant Plans, including all architectural, engineering, contractor, and any other costs as can be determined from the Tenant Plans.

            (d) Construction schedule: a schedule depicting the relative time frames for various activities related to the construction of the Tenant Improvements in the Premises.

            (e) Tenant Cost proposal: a final estimate of costs of the Tenant Improvements that are depicted on the Tenant Plans, including all space planning, architectural, engineering, contractor, and any other costs, and clearly indicating the cost, if any, that is to be paid by Tenant pursuant to paragraph 2 (e) of the Lease.

            (f) Maximum approved cost: the sum of the Tenant Improvement Allowance and any additional amount that Tenant has agreed to pay for the Tenant Improvements.

            (g) Cost of the Tenant Improvements: the cost includes, but is not limited to, the following:

                    (1) All architectural and engineering fees and expenses,
             including but not limited to cost of preparation of Tenant Plans, working drawings, cost estimates, etc.

                    (2) All permits and taxes.

            (h) Change order: any change, modification, or addition to the final Tenant Plans or working drawings after Tenant has approved the same.

            (i) Building Shell Improvements: component elements utilized in the design and construction of the Tenant Improvements that have been pre-selected by the Landlord to ensure uniformity of quality, function, and appearance throughout the Building as set forth on
         Schedule 1 attached hereto, the cost of which shall be in addition to the Tenant Improvement Allowance and shall be borne by Landlord.

         2. Project Design and Construction. All work will be performed by designers and contractors selected and engaged by Landlord.

         3. Cost Responsibilities.

            (a) Landlord: Landlord will pay up to the amount of the Tenant Improvement Allowance for the cost of the Tenant Improvements.

            (b) Tenant: Tenant will pay (subject to Section 2(e)(1) of the Lease) for Excess Costs which may include but are not limited to:

                    (1) The amount by which the maximum Approved Cost exceeds
            the Tenant Improvements Allowance.

                    (2) Tenant-initiated change orders, modifications, or
            additions to the Tenant Improvements after the Tenant Plans are final to the extent not offset by change by change and release from other cost savings from other change orders.

                    (3) All costs in excess of the Tenant Improvement Allowance that are not included in (1) or (2).

         4. Landlord's Approval. Landlord, in its sole discretion, may withhold its approval of any final Tenant Plans, working drawings, or change order that:

            (a) Exceeds or adversely affects the structural integrity of the building, or any part of the heating, ventilating, air conditioning, plumbing, mechanical, electrical, communication, or other systems of the building;

            (b) Is not approved by the holder of any mortgage or deed of trust encumbering the building at the time the work is proposed;

            (c) Would not be approved by a prudent owner of property similar to the building;

            (d) Violates any agreement that affects the Building or binds Landlord;

            (e) Landlord reasonably believes will increase the cost of operation or maintenance of any of the systems of the Building; provided however, it is understood that Tenant may operate for business twenty-four (24) hours a day, seven (7) days a week on the Premises and that Tenant will have separately metered HVAC units for its space or will pay for additional HVAC pursuant to Subsection (b) of Exhibit H.

            (f) Landlord reasonably believes will reduce the market value of the Premises or the Building at the end of the term;

            (g) Does not conform to applicable building code or is not approved by any governmental, quasi-governmental, or utility authority with jurisdiction over the Premises; or

            (h) Does not conform to the Building Shell Improvements.

         5. Schedule of Improvement Activities.

            (a) In the event the Tenant Plans are not approved by the parties as of the date hereof, Tenant shall on or before the date of the Plan Submission Deadline and NOC Plan Submission Deadline set forth in the Lease Summary submit to Landlord the construction plans ("Tenant Plans") for the Tenant Improvements.

            (b) Within ten (10) business days after receipt of Tenant's Plans under (a), Landlord's architect will (if necessary) expeditiously cause Tenant Plans to be prepared in form sufficient to comply with local building codes to mechanical, electrical, plumbing and sprinkler engineering requirements.


            (c) After the Tenant's Plans have been completed as set forth in (6) above. Landlord shall within two (2)business days request bids from three (3) contractors and shall within seven (7) business days after bids are sent out select the Contractor with the lowest bid to construct the Tenant Improvements. Landlord will promptly cause to be prepared a preliminary estimate of the cost of the Tenant Improvements as set forth in the Tenant Plans (the "estimated construction costs"). If the estimated construction cost is less than the Tenant Improvement Allowance, the estimated construction cost will be deemed approved without a required response from Tenant. If the estimated construction costs are more than the Tenant Improvement Allowance, Landlord will so notify Tenant in writing and Tenant will establish the Maximum Approved Cost by either:

                    (1) Agreeing in writing to pay the amount by which the
               estimated construction cost exceeds the Tenant Improvement Allowance or;

                    (2) Agreeing to have the final Tenant Plans revised by
               Landlord's architect in order to assure that the estimated construction cost is either:

                    (A) No more than the Tenant Improvement Allowance; or

                    (B) Exceeds the Tenant Improvement Allowance by an amount
               that Tenant agrees to pay pursuant to (1).

Tenant will give immediate attention to establishing the Maximum Approved Cost and shall respond to Landlord within three (3) business days. Upon Tenant's timely fulfillment of its obligations in either clause (1) or clause (2), the Maximum Approved Cost will be established.

            (d) Upon establishment of the Maximum Approved Cost, Landlord will cause to be prepared and delivered to Tenant the construction schedule.

            (e) Immediately upon approval of the Maximum Approved Cost, Landlord will cause application to be made to the appropriate governmental authorities for necessary approvals and building permits. Upon receipt of the necessary approvals and permits, Landlord will begin construction of the Tenant Improvements, and complete the same by the Term Commencement Date.

         6. Payment by Tenant. The amount payable by Tenant shall be paid as set forth in Section 2 of the Lease. Tenant shall receive a credit against Base Rent for any portion of the Tenant Improvement Allowance that is not used.

         7. Change Orders. Tenant may authorize changes to the Tenant Improvements during construction only by written instructions to Landlord's representative on a form approved by Landlord. All such changes will be subject to Landlord's prior written approval in accordance with paragraph 4. Prior to commencing any change, Landlord will prepare and deliver to Tenant, for Tenant's approval, a change order setting forth the total cost of such change, which will include associated architectural, engineering, construction contractor's costs and fees, completion schedule changes. If Tenant fails to approve such change order within 5 business days after delivery by Landlord, Tenant will be deemed to have withdrawn the proposed change and Landlord will not proceed to perform the change. Upon Landlord's receipt of Tenant's approval, Landlord will proceed with the change.

         8. Completion and Commencement Date. Tenant's obligation for payment of rent pursuant to the lease will commence on the Rent Commencement Date; however, the Rent Commencement Date and the date for payment of rent may be delayed on a day-by-day basis for each day the substantial completion of the Tenant Improvements are delayed by Landlord or its contractors or agents. The payment of rent will not be delayed by a delay of substantial completion due to Tenant. The following are some examples of delays ("Tenant Delay Factors") that will not affect the Rent Commencement Date and the date on which rent is to commence under the lease:

            (a) Late submissions of preliminary information;

            (b) Change orders requested by Tenant that actually cause a delay;

            (c) Delays in obtaining construction materials requested by Tenant that do not conform to the Building Standard Specifications;

            (d) Tenant's failure to approve timely any item requiring Tenant's approval; and

            (e) Delays by Tenant according to paragraph 5.

In the event that substantial completion of the Tenant Improvements is delayed by Landlord, its contractors, or agents, the Commencement Date will be the date of substantial completion of the Tenant Improvements, subject only to the completion of Landlord's punch-list items (that is, those items which do not materially interfere with Tenant's use and enjoyment of the Premises). Landlord and Tenant will confirm the Commencement Date in accordance with applicable terms of the lease.

         9. Condition of the Premises.

            (a) Prior to the Commencement Date, Tenant will conduct a walk-through inspection of the Premises with Landlord and prepare a punch-list of items needing additional work by Landlord. Other than the items specified in the punch-list and latent defect (as defined below), by taking possession of the Premises, Tenant will be deemed to have accepted the Premises in their condition on the date of delivery of possession and to have acknowledged that Landlord has installed the Tenant Improvements as required by this workletter and that there are no items needing additional work or repair. The punch-list will not include any damage to the Premises caused by Tenant's move-in or early access, if permitted. Damage caused by Tenant will be repaired or corrected by Landlord at Tenant's expense. Tenant acknowledges that neither Landlord nor its agents or employees have made any representations or warranties as to the suitability or fitness of the Premises for the conduct of Tenant's business or for any other purpose, nor has Landlord or its agents or employees agreed to undertake any alterations or construct any Tenant Improvements to the Premises except as expressly provided in their lease and this workletter. If Tenant fails to submit a punch-list to Landlord within thirty (30) days after the Term Commencement Date, it will be deemed that there are no items needing additional work or repair. Landlord's contractor will complete all punch-list items within 30 days or within such additional period as is reasonably necessary after the walk-through inspection or as soon as practicable after such walk-through.

            (b) A "latent defect" is a defect in the condition of the Premises, caused by Landlord's failure to construct the Tenant Improvements in a good and workman-like manner and in accordance with the working drawings, which would not ordinarily be observed during a walk-through inspection. If Tenant notifies Landlord of a latent defect within one year following the Commencement Date, then Landlord, at its expense, will repair the latent defect as soon as practicable. Except as set forth in this paragraph 9, Landlord will have no obligation or liability to Tenant for latent defects. Landlord shall make available to Tenant all contractor warranties with regard to Tenant Improvements.

         The terms hereof are approved.


                                        LANDLORD:

                                        CRESCENT RESOURCES, INC.

                                        By: /s/ Patrick G. Emery
                                           ------------------------------------
                                        Name: Patrick G. Emery
                                             ----------------------------------
                                        Officer: Regional Vice President
                                                -------------------------------


                                        TENANT:

                                        BLUESTAR COMMUNICATIONS, INC.

                                        By: /s/ R. L. Burtner
                                           ------------------------------------
                                        Name: R. L. Burtner
                                             ----------------------------------

                                        Officer:  Chief Finance Officer
                                                 ------------------------------

                                   SCHEDULE I

1. Building Shell Improvements. Landlord, at Landlord's sole cost without deduction from the Tenant Improvement Allowance, shall complete the following as part of the Building Shell Improvements:

     -    2' x 2' ceiling grid installed at 8' 10" above the finished floor
     - 2' x 2' tegular acoustical ceiling tile (to be stacked on the floor in the Premises)
     -    columns wrapped with drywall
     - high efficiency 2' x 4', 3 lamp fixtures with 18 cell parabolic lenses and lights at a ratio of one fixture per 75 square feet of Premises Net Usable Area (to be stacked on the floor in the Premises)
     -    low pressure and medium pressure duct work installed on an open plan
     -    interior VAV boxes installed with thermostats
     -    perimeter VAV boxes installed to perimeter slot diffusers
     - Building standard fire sprinkler system (in accordance with applicable code requirements), with heads turned up installed on an open plan
     - demising walls: Landlord shall pay for the cost of the demising walls between the Premises and the Common Areas and the cost of the demising walls between the Premises and other tenant space in the Building
     -    blinds for exterior windows
     - men's and women's restrooms (one each for each floor to be used in common)
     -    drinking fountains in common areas
     -    electric closet for typical Tenant floor
     -    electronically controlled card key access system to the Building
     - slab with conduit to main panel for Tenant's back-up generator. Connection and generator to be at Tenant's expense and may be paid from Tenant Improvement Allowance.

                                    EXHIBIT D
                                  RENT SCHEDULE

          Project:                   Five Corporate Centre
          Tenant:                    BlueStar Communications


------------------------------------------------------------------------------------------------------------------------
            Year              Net Rate    Escalation   Expense Stop*    Gross Rate**    Monthly Rent      Annual Rent
------------------------------------------------------------------------------------------------------------------------
              1               $ 13.35       0.00%        $ 5.65          $ 19.00        $ 76,101.33      $  913,216.00
------------------------------------------------------------------------------------------------------------------------
              2               $ 13.75       3.00%        $ 5.65          $ 19.40        $ 77,703.47      $  932,441.60
------------------------------------------------------------------------------------------------------------------------
              3               $ 14.16       3.00%        $ 5.65          $ 19.81        $ 79,345.65      $  952,147.84
------------------------------------------------------------------------------------------------------------------------
              4               $ 14.59       3.00%        $ 5.65          $ 20.24        $ 81,067.95      $  972,815.36
------------------------------------------------------------------------------------------------------------------------
              5               $ 15.03       3.00%        $ 5.65          $ 20.68        $ 82,830.29      $  993,963.52
------------------------------------------------------------------------------------------------------------------------
       Extension Year         $ 15.48       3.00%        $ 5.65          $ 21.13        $ 84,632.69      $1,015,592.32
------------------------------------------------------------------------------------------------------------------------
      1st Renewal Year        $ 16.25       5.00%        $ 5.65          $ 21.90        $ 87,716.80      $1,052,601.60
------------------------------------------------------------------------------------------------------------------------
      2nd Renewal Year        $ 16.74       3.00%        $ 5.65          $ 22.39        $ 89,679.41      $1,076,152.96
------------------------------------------------------------------------------------------------------------------------
      3rd Renewal Year        $ 17.24       3.00%        $ 5.65          $ 22.89        $ 91,682.08      $1,100,184.96
------------------------------------------------------------------------------------------------------------------------
      4th Renewal Year        $ 17.76       3.00%        $ 5.65          $ 23.41        $ 93,764.85      $1,125,178.24
------------------------------------------------------------------------------------------------------------------------
      5th Renewal Year        $ 18.29       3.00%        $ 5.65          $ 23.94        $ 95,887.68      $1,150,652.16
------------------------------------------------------------------------------------------------------------------------
      6th Renewal Year        $ 19.20       5.00%        $ 5.65          $ 24.85        $ 99,532.53      $1,194,390.40
------------------------------------------------------------------------------------------------------------------------
      7th Renewal Year        $ 19.78       3.00%        $ 5.65          $ 25.43        $101,855.63      $1,222,267.52
------------------------------------------------------------------------------------------------------------------------
      8th Renewal Year        $ 20.37       3.00%        $ 5.65          $ 26.02        $104,218.77      $1,250,625.28
------------------------------------------------------------------------------------------------------------------------
      9th Renewal Year        $ 20.98       3.00%        $ 5.65          $ 26.63        $106,662.03      $1,279,944.32
------------------------------------------------------------------------------------------------------------------------
      10th Renewal Year       $ 21.61       3.00%        $ 5.65          $ 27.23        $109,185.39      $1,310,224.64
------------------------------------------------------------------------------------------------------------------------

         *Initial Year Expense Stop Estimate
         **Does not reflect increases in operating expenses

The increases in Base Rent as set forth above do not reflect Tenant's obligation to pay Tenant's proportionate Share of the amount by which Operating Expenses exceed the Operating Cost Expense stop all as described in Section 4 of the Lease.

Year one commences on the Term Commencement Date. The original term is years one through five and four months. Base Rent for the last four (4) months of the original term after the end of year five shall be the same as for the Rent for year 5.

The parties understand the Annual rent shall be recomputed after the Operating Expenses for the Operating Expense Base Year (2000) have been established as provided in Section 4 of the Lease. The actual Operating Expense stop shall then be determined by dividing the Operating Expenses by the Building Rentable Area. The resulting factor shall then be added to the Net Rate as escalated to determine the Gross Annual Rent.

                                    EXHIBIT E

                              RULES AND REGULATIONS

         1. Sidewalks, doorways, vestibules, halls, stairways, and similar areas shall not be obstructed nor shall refuse, furniture, boxes or other items be placed therein by an tenant or its officers, agents, servants, and employees, or be used for any purpose other than ingress and egress to and from premises in the Building, or for going from one part of the Building to another part of the Building. Canvassing, soliciting and peddling in the Building are prohibited.

         2. Plumbing, fixtures, and appliances shall be used only for the purposes for which constructed, and no unsuitable material shall be placed therein.

         3. No signs, directories, posters, advertisements, or notices shall be painted of affixed on or to any of the windows or doors, or in corridors or other parts of the Building, except in such color, size, and style, and in such places, as shall be first approved in writing by Landlord in its discretion. However, the prohibition in the immediately preceding sentence shall not limit or restrict any tenant's right to maintain within the premises occupied by such tenant any signs, directories, posters, advertisements, or notices so long as such items are not visible from the exterior of the premises occupied by such tenant or from the Common Areas of the Building. Building standard suite identification signs will be prepared by landlord at Landlord's expense. Any change in the identification sign desired by Tenant shall be at Tenant's expense. Landlord shall have the right to remove all unapproved signs without notice to any tenant, at the expense of the responsible tenant.

         4. No tenant shall do, or permit anything to be done, in or about the Building, or bring or keep anything therein, that will in any way increase the rate of fire or other insurance on the Building, or on property kept therein or otherwise increase the possibility of fire or other casualty.

         5. Landlord shall have the power to prescribe the weight and position of heavy equipment or objects which may overstress any portion of the floor. All damage done to the Building by the improper placing of such heavy items will be repaired at the sole expense of the responsible tenant.

         6. Each tenant shall notify the Building manager when safes or other heavy equipment are to be taken in or out of the Building, and the moving shall be done after written permission is obtained from Landlord on such conditions as Landlord shall require.

         7. All deliveries must be made via the service entrance and service elevator, when provided, during normal working hours. Landlord's written approval must be obtained for any delivery after normal working hours.

         8. Each tenant shall cooperate with Landlord's employees in keeping such tenant's premises neat and clean.

         9. Each tenant shall not cause or permit any improper noises in the building, allow any unpleasant odors to emanate from the Premises, or otherwise interfere, injure or annoy in any way other tenants or persons having business with them. However, Landlord acknowledges that, if permitted by the applicable lease, a tenant may operate a food services facility within the premises of such tenant for the sole use and benefit of the occupants of such premises and that such food services facility may emit odors normally associated with the operation of such on-site food services facilities.

         10. No animals shall be brought into or kept in or about the Building.

         11. When conditions are such that a tenant must dispose of crates, boxes, etc. on the sidewalk, it will be the responsibility of such tenant to dispose of same prior to 7:30 a.m. or after 5:30 p.m.

         12. No machinery of any kind, other than ordinary office machines such as typewriters, computers, fax machines, scanners, information processing systems, copy machines, communications equipment and calculators, shall be operated in any premises in the Building without the prior written consent of Landlord, nor shall any tenant use or keep in the Building any inflammable or explosive fluid or substance (including live Christmas trees and ornaments), or any illuminating materials. No space heaters or fans shall be operated in the Building. Landlord agrees Tenant may install separate and maintain the equipment necessary to operate its business on the Premises.

         13. No motorcycles or similar motorized vehicles will be allowed in the Building.

         14. No nails, hooks, or screws shall be driven into or inserted in any part of the Building, except for hanging decorations or as otherwise approved by Building maintenance personnel. Notwithstanding the foregoing, a tenant may decorate the interior of such tenant's premises at such tenant's sole discretion provided such decorations do not impact the structural integrity of the Building and cannot be seen from the exterior of the Building or from any Common Areas of the Building.

         15. Landlord has the right to evacuate the Building in the event of an emergency or catastrophe.

         16. No food and/or beverages shall be distributed from any tenant's office without the prior written approval of the Building manager. But a tenant may prepare coffee and similar beverages and warm typical luncheon items for the consumption of such tenant's employees and invitees. Furthermore, Landlord acknowledges that, if permitted by the applicable lease, a tenant may operate a food services facility within the premises of such tenant for the sole use and benefit of the occupants of such premises.

         17. No additional locks shall be placed upon any doors without the prior written consent of Landlord. All necessary keys or access cards or codes shall be furnished by Landlord, and the same shall be surrendered upon termination of the applicable lease, and each tenant shall then give Landlord or Landlord's agent an explanation of the combination of all locks on the doors or vaults. Replacement key or access cards or codes (i.e., replacements for keys or access cards or codes previously issued by Landlord) shall be obtained only from Landlord, and Tenant shall pay to Landlord (as Additional Rent, with thirty (30) days after Tenant receives an invoice therefor) the actual costs incurred by Landlord in obtaining and issuing replacement keys or access cards or codes for keys or access cards or codes previously issued.

         18. Tenants will not locate furnishings or cabinets adjacent to mechanical or electrical access panels or over air conditioning outlets so as to prevent operating personnel from servicing such units as routine or emergency access may require. Cost or moving such furnishings for Landlord's access will be for the responsible tenant's account. The lighting and air conditioning equipment of the Building will remain the exclusive charge of the Building designated personnel.

         19. Each tenant shall comply with reasonable parking rules and regulations as may be posted and distributed by Landlord from time to time.

         20. No portion of the building shall be used for the purpose of lodging rooms.

         21. Prior written approval, which shall be at Landlord's sole discretion, must be obtained for installation of window shades, blinds, drapes, or any other window treatment of any kind whatsoever. Landlord will control all internal lighting that may be visible from the exterior of the Building and shall have the right to change any unapproved lighting, without notice to the responsible tenant, at the responsible tenant's expense.

         22. All Tenant alterations shall be done by Landlord or by licensed contractors and/or workmen.

                                    EXHIBIT F

                              INTENTIONALLY DELETED

                                    EXHIBIT G

                        CLEANING AND JANITORIAL SERVICES

     LANDLORD SHALL FURNISH CLEANING AND JANITORIAL SERVICES TO THE PREMISES AS DESCRIBED BELOW:

DAILY (Monday - Friday):

     - Sweep, dry mop or vacuum, as appropriate, all floor areas; remove material such as gum and tar which has adhered to the floor.

     - Empty and damp wipe all ash trays, waste baskets and containers, remove all trash from the leased premises.

     - Dust all cleared horizontal surfaces with treated dust cloth, including furniture, files, telephones, equipment that can be reached without a ladder.

     - Spot wash to remove smudges, marks and fingerprints from such areas that can be reached without a ladder.

     -    Clean water fountains, cafeteria tables and chairs.

     -    Damp mop all non-resilient floors such as terrazzo and ceramic tile.

     -    Clear freight and passenger elevator cabs and landing doors.

     - Clean mirrors, soap dispensers, shelves, wash basins, exposed plumbing, dispenser and disposal container exteriors, damp wipe all ledges, toilet stalls and toilet doors.

     -    Clean toilets and urinals with detergent disinfectants.

     - Furnish and refill all soap, toilet, sanitary napkin and towel dispensers.

     -    Spot clean carpet stains.

     -    Wash glass in Building directory, entrance doors and frames.

     -    Remove all litter from the parking lot and grounds.

WEEKLY:

     -    Dust vertical blinds and louvers.

     - Spot wash interior partition glass and door glass to remove smudge marks.

     -    Sweep all stairs areas.

     -    Dust all baseboards.

     -    Vacuum or brush all fabric covered chairs.

MONTHLY:

     -    Scrub and recondition resilient floor areas.

     -    Wash all stairwell landings and treads.

     -    Wash all interior glass both sides.

QUARTERLY:

     - High dust all horizontal and vertical surfaces not reached in nightly cleaning.

     - Vacuum all ceiling and wall air supply and exhaust diffusers and grills.

     -    Wash and polish vertical terrazzo and marble surfaces.

     -    Bonnet carpeted areas.

SEMI-ANNUALLY:

     -    Vacuum drapes, cornices and wall hanging.

     -    Dust all storage areas and shelves and contents.

     -    Damp wash diffusers, grills, and other such items.

ANNUALLY (or earlier as needed):

     -    Strip and refinish all resilient floors.

     -    Wash all building exterior glass both sides.

     -    Clean light fixtures, reflectors, globes, diffusers and trim.

     - Wash walls in corridors, lounges, classrooms, demonstration areas, cafeterias, break rooms, washrooms.

     - Clean all vertical surfaces not attended to during nightly, weekly, quarterly or semi-annually cleaning.

                                    EXHIBIT H

                      SERVICES TO BE FURNISHED BY LANDLORD

         Landlord agrees to furnish Tenant the following services:

         (a) Hot and cold water at those points of supply provided for general use of other tenants in the Building.

         (b) Except with regard to any HVAC system or unit that exclusively serves the Premises (or any portion thereof), which shall be Tenant's, Landlord shall furnish central heat and air conditioning sufficient for the comfortable occupancy of the Premises. Provided, however, central heating and air conditioning service at times other than for "Normal Business Hours" for the Building (which are 7:00 a.m. to 7:00 p.m. on Mondays through Fridays and 8:00 a.m. to 1:00 p.m. on Saturdays, exclusive of normal business holidays), shall be furnished only on the written request of Tenant delivered to Landlord on the following schedule:

             (1) For evenings Monday through Friday - prior to 3:00 p.m. on the day when such service is required;

             (2) For Saturday afternoon, Saturday evening and Sunday - prior to
                 3:00 p.m. on Friday; and

             (3) For normal business holidays - prior to the times set forth above for the last day prior to such holiday.

Tenant shall bear the entire cost (as Additional Rent) of such additional heating and air conditioning used by Tenant at time other than Normal Business Hours, and Tenant shall pay such costs within thirty (30) days following demand by Landlord. The cost to be charged by Landlord to Tenant hereunder for heating and air conditioning service used by Tenant during times other than Normal Business hours shall be $35.00 per hour, subject to increase in such hourly rate from time to time during the Lease Term to reimburse Landlord for increases in the cost to Landlord of electricity consumed in providing the heating and air conditioning service.

         If heat-generating machines of equipment shall be used in the Premises by Tenant which affect the temperature otherwise maintained by the Building HVAC system, Landlord shall have the right (at Landlord's option) to install (or to require Tenant to install) one or more HVAC systems or units that exclusively serve the Premises (or the portion thereof where such heat-generating machines or equipment are located). The cost of any such separate HVAC systems or units that exclusively serve the Premises, including the cost of installation and the cost of operation and maintenance thereof, shall be borne by Tenant.

         (c) Electrical service to serve the Common Areas and the Premises, subject to the terms of Paragraph 4(g) herein.

         (d) Routine maintenance and electric lighting service for all Common Areas of the Building in the manner and to the extent deemed by Landlord to be standard.

         (e) Janitorial service, in accordance with the schedule attached hereto as Exhibit G, Mondays through Fridays, exclusive of normal business holidays; provided, however, if Tenant's floor covering or other improvements require special treatment, Tenant shall pay the additional cleaning cost attributable thereto as Additional Rent upon presentation of a statement therefor by Landlord.

         (f) All Building standard fluorescent and incandescent light bulb replacement in the Common Areas and all light bulb replacement in the Premises. Provided, however, Tenant shall promptly pay to Landlord, as Additional Rent, costs incurred by Landlord in replacing light bulbs, in the Premises (including the cost of purchasing such light bulbs) if and to the extent such replacement cost exceeds the replacement cost for Building standard light bulbs. As used herein, "Building standard light bulbs" shall be deemed to refer to 2' x 4', 3 lamp F40/CW with energy saving ballasts.

         (g) Tenant, its employees, and its invitees who have been registered with Landlord shall have access to the Premises (including elevator service) by a code or card access system seven (7) days a week, twenty-four (24) hours a day. Tenant shall receive an allotment of codes or cards for all of its employees and for its invitees who are registered with Landlord. Landlord shall bear the cost of each such code or card initially issued, provided Tenant shall pay to Landlord (as Additional Rent, within thirty (30) days after Tenant receives an invoice therefor) the actual costs incurred by Landlord in obtaining and issuing replacement codes or cards for codes or cards previously issued. Landlord, however, shall have no liability to Tenant, its employees, agents, invitees or licensees for losses due to theft or burglary or for damages done by unauthorized persons on the Premises, and Landlord shall not be required to insure against any such losses. Tenant shall cooperate fully with Landlord's efforts to maintain security in the Building during times other than Normal Business Hours and shall follow all regulations promulgated by Landlord with respect thereto.

                                    EXHIBIT I

                                  TENANT PLANS

                                    EXHIBIT J

                    ADDITIONAL TERMS AND CONDITIONS OF LEASE

1. The following shall be added to the Lease as Section 41:

   41. ACCESS TO RISER CABLE. Landlord grants to Tenant the right to install, repair, maintain and remove its telecommunications equipment (the "Equipment") in the main aggregate phone closet in the Building, and to access and to use the vertical and horizontal conduits, risers, and collocation space within the main aggregate phone closet in the Building. Tenant shall maintain the Equipment as it deems necessary in its sole discretion. In the event this Lease expires or is earlier terminated as provided herein. Tenant promptly shall remove the Equipment, unless Tenant is providing telecommunications services to other tenants in the Building, in which case Tenant shall be permitted to maintain the Equipment in the Building. Tenant may solicit other tenants of the Building on a non-discriminatory basis so long as such solicitation is performed in a professional manner. Landlord shall provide reasonable security to the main aggregate phone closet and provide Tenant with access to the main aggregate phone closet on an as needed basis. Tenant represents and warrants that the rise cable used in connection with providing telecommunications services to tenants will not preclude other telecommunications providers from accessing or providing services to tenants in the Building. Tenant agrees to promptly repair any and all damage resulting to the Building from tenant's installation or removal of its equipment.

   2. The following shall be added to the Lease as Section 42:

      42.   FIFTH FLOOR EXPANSION:

   Tenant shall have the ongoing right of first opportunity to lease any space on the Fourth and Fifth Floor of the Building subject to any rights of other tenants of the Building in effect on the date of this Lease. The Base Rent shall be the same Rent in effect under this Lease at the time such space is added to this Lease. In the event Landlord receives a letter of intent by a third party for all or any portion of the available space on the Fifth Floor. Tenant shall have seven (7) business days thereafter to sign an amendment to this Lease. The Amendment shall provide for a Tenant Improvement Allowance equal to $3.60 per rentable square foot of the additional space multiplied by the number of years (or fraction thereof) remaining in the Initial Term if the space is "shell" (previously unconstructed) or $2.00 per rentable space foot if it contains existing Tenant Improvements. The Tenant Improvements shall be constructed basically in accordance with the same mechanism as set forth in the Work Letter.

   3. The following shall be added as Section 43:

      43.   ALLOWANCE:

   Within thirty (30) days after the Tem Commencement Date, Landlord shall pay Tenant the sum of $1.00 per rentable square feet of space in the Premises as a moving allowance (the "Additional Allowance"). Any "Excess Costs" as defined the Lease shall first be deducted from the Additional Allowance.

   4. The following shall be added as Section 44:

      44.   DIRECTORY:

   Landlord shall provide and maintain, at its expense, a Building director posted in the first (1st) floor lobby of the Building, listing only the names of the tenants in the Building. Such directory shall be reasonably located for the convenience of guests and invitees of tenants of the Building. Landlord shall provide to Tenant, at no charge, its proportionate share of the listings on said directory. Landlord shall also provide to Tenant all such additional initial and replacement lists as Tenant shall reasonably require, at Landlord's standard charge therefor.

   5. The following shall be added as Section 45:

       45.   RULES AND REGULATIONS:

   Landlord shall (i) not discriminate against Tenant in enforcing the rules and regulations, (ii) not unreasonably withhold or delay its consent from Tenant for any approval required under the rules and regulations, and (iii) exercise its judgment in good faith in any instance providing for the exercise of its judgment in the rules and regulations. Landlord shall use reasonable efforts to secure compliance by all tenants and other occupants with the rules and regulations.